Booz Allen Hamilton to Acquire Defense Engineering Services Division of ARINC

Firm adds 1000-person engineering capability to enhance its technology services and engineering business

McLean, VA, October 16, 2012 – Booz Allen Hamilton Holding Corporation (NYSE:BAH), the parent company of consulting firm Booz Allen Hamilton, today announced it has entered into a definitive agreement to acquire the Defense Systems Engineering & Support (DSES) division of ARINC, based in Annapolis, MD with offices across the United States.

DSES brings strong capabilities in advanced aviation and maritime engineering, advanced weapons modernization and sustainment, and advanced systems engineering and integration to complement Booz Allen’s existing service base, which spans engineering and operations, technology, analytics, and strategy and organization. DSES is well-positioned in the growing command, control, communications, computing, intelligence, surveillance, and reconnaissance (C4ISR) and engineering services/prototyping segments of the defense market, and Booz Allen sees opportunities for DSES’ capabilities in adjacent intelligence, law enforcement, homeland security, and international systems sectors.

“DSES is a good strategic fit that builds on Booz Allen’s existing engineering capabilities and defense market position and offers opportunities for us to bring deeper and broader expertise to our clients in areas where we see a number of compelling opportunities,” said Ralph W. Shrader, Booz Allen’s Chairman, Chief Executive Officer, and President. “DSES has outstanding people, strong client relationships, and a focus on client mission that mirrors Booz Allen’s values. It also has a proven track record of quality delivery and profitability.”

“The employees of our Defense Systems Engineering & Support division have served ARINC and its customers very well. I thank them for their dedication to us, and I’m proud they will be joining a firm of Booz Allen’s caliber which has been recognized by Fortune magazine and others as a Best Company to Work For,” said John Belcher, Chairman & CEO of ARINC. “Booz Allen has the stature, scale, and business base to provide rewarding career opportunities for DSES employees.”

Approximately 1,000 employees from various locations of ARINC, many of which align with Booz Allen’s existing locations, are expected to join Booz Allen as a result of the acquisition. The transaction is expected to close later this year, subject to customary closing conditions, including the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. At closing, Booz Allen will pay approximately $154 million in cash to ARINC Incorporated. Booz Allen expects the transaction, once completed, to be accretive to its earnings in fiscal 2014, which begins April 1, 2013.

About Booz Allen Hamilton
Booz Allen Hamilton is a leading provider of management and technology consulting services to the U.S. government in defense, intelligence, and civil markets, and to major corporations, institutions, and not-for-profit organizations. Booz Allen is headquartered in McLean, Virginia, employs approximately 25,000 people, and had revenue of $5.86 billion for the 12 months ended March 31, 2012.

Forward-Looking Statements

This press release contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Examples of forward-looking statements include information concerning the expected closing of the DSES acquisition and the acquisition’s impact to Booz Allen Hamilton’s earnings. These statements give Booz Allen Hamilton’s current expectation of future events or its future performance and do not relate directly to historical or current events. A number of factors could cause Booz Allen Hamilton’s future actions and related results to vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this press release, possibly to a material degree. Some of these factors include, but are not limited to, the risk factors set forth in Booz Allen Hamilton’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2012. All forward-looking statements included in this press release speak only as of the date made, and, except as required by law, Booz Allen Hamilton undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Booz Allen Hamilton
James Fisher
703-377-7595
fisher—james—w@bah.com

ARINC
Linda Hartwig
410-266-4652
443-926-6407(mobile)
lhartwig@arinc.com